UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2017

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 26, 2017, Yield10 Bioscience, Inc. (the "Company"), issued a press release announcing preliminary field test results in its model Camelina system showing that the novel yield trait gene C3003 produces significant improvements in seed yield. Specifically, C3003 produced an increase in seed yield in Camelina of up to 23% in the best line as measured by seed weight (kg/hectare), which was statistically significant as compared to control plants. A copy of the press release and investor slides that are being presented in the Company's investor conference call being held on January 26, 2017, are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 26, 2017
99.2	Investor Slides on C3003 Field Test Results
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: January 26, 2017	By:	/s/ Oliver P. Peoples
Oliver P. Peoples, Ph.D.
President and Chief Executive Officer